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                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY

                                TERM D LOAN NOTE

$750,000.00                                                        April 5, 2006

     FOR VALUE RECEIVED, the undersigned, PRIVATE BUSINESS, INC., a Tennessee corporation (the "Borrower"), promise to pay to the order of THE PEOPLES BANK (hereinafter, together with its successors and assigns, the "Lender"), at the office of the Administrative Agent or such other place as the Lender may designate in writing to the Borrower, the principal sum of SEVEN HUNDRED FIFTY THOUSAND AND 0/100s DOLLARS ($750,000.00) of United States funds.

     All capitalized terms used herein shall have the meanings ascribed to them in that certain Credit Agreement dated as of January 23, 2006 (as the same has been or may be amended, modified, restated or supplemented from time to time, the "Credit Agreement") by and among the Borrower and the Lender, except to the extent such capitalized terms are otherwise defined or limited herein.

     The principal amount of the Term D Loan evidenced by this Term D Loan Note shall be paid in such amounts and at such times as are set forth in the Credit Agreement. The Borrower shall also repay principal outstanding hereunder from time to time, as necessary, in order to comply with the Credit Agreement. All amounts paid by the Borrower shall be applied to the Obligations in such order of application as provided in the Credit Agreement.

     A final payment of all principal amounts and other Obligations then outstanding hereunder shall be due and payable as provided in the Credit Agreement on the Term D Loan Maturity Date.

     The Borrower shall be entitled to borrow, repay, continue and convert the Lender's portion of the Term D Loan hereunder pursuant to the terms and conditions of the Credit Agreement. Prepayment of the principal amount of any Term D Loan may be made only as provided in the Credit Agreement. Any amount of the Term D Loan repaid or prepaid may not be reborrowed.

     The Borrower hereby promises to pay interest on the unpaid principal amount hereof as provided in Article 2 of the Credit Agreement. Interest under this Term D Loan Note shall also be due and payable when this Term D Loan Note shall become due (whether at maturity, by reason of acceleration or otherwise) as provided in Article 2 of the Credit Agreement. Overdue principal and, to the extent permitted by applicable Laws, overdue interest, shall bear interest payable at the Default Rate as provided in Article 2 of the Credit Agreement.

     In no event shall the amount of interest (including any fees, commissions and any other amounts which would constitute interest under applicable Laws governing the maximum interest permitted to be changed) due or payable hereunder exceed the maximum rate of interest allowed by applicable Laws and the interest calculated hereunder and under the Credit Agreement shall be calculated accordingly so that such maximum lawful rate is not exceeded. In the event any such payment is inadvertently made by the Borrower or inadvertently received by the Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall

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notify the Lender in writing that they elect to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Lender not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable Laws.

     All parties now or hereafter liable with respect to this Term D Loan Note, whether the Borrower, any guarantor, endorser or any other Person or entity, hereby waive presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest.

     No delay or omission on the part of the Lender or any holder hereof in exercising its rights under this Term D Loan Note, or delay or omission on the part of the Lender in exercising its or their rights under the Credit Agreement or under any other Loan Document, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of the Lender or any holder hereof, nor shall any waiver by the Lender, or any holder hereof, of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

     The Borrower promises to pay all reasonable costs of collection, including attorneys' fees relating to the Obligations, should this Term D Loan Note be collected by or through an attorney-at-law or under advice therefrom and otherwise as provided in the Credit Agreement or any other Loan Document.

     Time is of the essence of this Term D Loan Note.

     This Term D Loan Note, and the indebtedness it evidences are entitled to the benefits and subject to the terms of, the Credit Agreement, which contains provisions with respect to the acceleration of the maturity of this Term D Loan Note upon the happening of certain stated events, and provisions for prepayment. This Term D Loan Note is unsecured.

     This Term D Loan Note shall be construed in accordance with and governed by the laws of the State of Georgia.

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     IN WITNESS WHEREOF, each of the undersigned has caused this Term D Loan
Note to be executed by its duly authorized representative as of the day and year first above written.

                                        PRIVATE BUSINESS, INC.,
                                        a Tennessee corporation


                                        By: /s/ J. Scott Craighead
                                            ------------------------------------
                                        Name: J. Scott Craighead
                                        Its: CFO

                                                                TERM D LOAN NOTE
                                                        SIGNATURE PAGE (9251622)